SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  ------------


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              THE MONEY STORE INC.

           (Exact name of the Registrant as specified in its charter)


       NEW JERSEY                                    22-2293022
 (State of incorporation                           (I.R.S. Employer
   or organization)                                Identification No.)


                   2840 MORRIS AVENUE, UNION, NEW JERSEY 07083
               (Address of principal executive offices) (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ X ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this
form relates, if applicable:     N/A

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class                         Name of Each Exchange on Which
   to be so Registered                         Each Class is to be Registered

   Common Stock, no par value                  New York Stock Exchange
   Preferred Stock, no par value               New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:  None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          For a description of the common stock, no par value per share (the "Common Stock"), of The Money Store Inc. (the "Registrant"), see the information under the caption "Description of Securities -- Common Stock" in the Prospectus contained in the Registration Statement on Form S-3 (the "Registration Statement") of the Registrant, effective February 13, 1996, and the related Prospectus Supplement dated March 5, 1996 (File No. 33-98972) as amended from time to time, which description is hereby incorporated by reference. Application has been made to list the Common Stock on the New York Stock Exchange for regular way trading.

          For a description of the preferred stock, no par value per share (the "Preferred Stock"), of the Registrant, see the information under the caption "Description of Securities -- Preferred Stock" contained in the Registration Statement of the Registrant and the information under the caption "Description of Preferred Shares" in the Prospectus Supplement dated February 13, 1996, which description is hereby incorporated by reference. Application has been made to list the Preferred Stock on the New York Stock Exchange for regular way trading.

ITEM 2.        EXHIBITS.

          Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits were filed with the New York Stock Exchange, but are not being filed with the Securities and Exchange Commission in connection with this Registration Statement:

    1. Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

    2. Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997.

    3. Notice of Annual Meeting of Shareholders and Proxy Statement for the 1997 Shareholders Meeting.

    4. (a)  Restated Certificate of Incorporation of the Registrant, as amended.

       (b)  Bylaws of the Registrant, as amended.

    5. (a)  Specimen Common Stock Certificate.

       (b)  Specimen Preferred Stock Certificate.

    6. The Registrant's Annual Report to Shareholders, which Annual Report shall not be deemed to be "filed" with the New York Stock Exchange or otherwise subject to liabilities of Section 18 of the Act, except to the extent it may already be subject thereto.

                                   SIGNATURES

          Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    THE MONEY STORE INC.


                                    By: /S/ MARC TURTLETAUB
                                            Marc Turtletaub
                                            President and Chief Executive
                                            Officer

Dated:            November 20, 1997